Exhibit 16.1

Hein & Associates LLP 1999 Broadway Suite 4000 Denver, Colorado 80202	www.heincpa.com p 303.298.9600 f 303.298.8118

November 13, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Lilis Energy, Inc.’s statements included under Item 4.01 of its Form 8-K filed on November 13, 2014 and we agree with such statements concerning our firm.

Hein & Associates LLP